Date:

Attn: Systran Credit and Operations Departments

From: **Medical Staffing Solutions, Inc.**
TeleScience International, Inc.
Nurses PRN Acquisition Corp.

The undersigned confirm on behalf of their respective companies and their affiliated companies, that there are no outstanding debts owed to any of their respective current customers listed on the attached aging report **(Exhibit "A" for Nurses PRN Acquisition Corp.)**, dated **May 19, 2005** and **(Exhibit "B" for TeleScience International, Inc.)**, dated __________,2005 and that any Bills sold and assigned to Systran Financial Services Corporation ("Systran") pursuant to the Factoring Agreement between Systran and the above company(ies) which are owing by one of the customers listed on **Exhibit A or B** are free and clear of all encumbrances, liens, rights of recoupment or setoff and prior claims.

In addition to this, the above company(ies) confirm that they will not incur any debt with any of its/their customers listed on **Exhibit A or B** or any future customers for which they may factor invoices with Systran, without first notifying Systran of their intention to do so.

Sincerely,

Medical Staffing Solutions, Inc.

By:______________________________
Printed name:______________________
Title:_____________________________

TeleScience International, Inc.

By:______________________________
Printed name:______________________
Title:_____________________________

Nurses PRN Acquisition Corp.

By:______________________________
Printed name:______________________
Title:_____________________________

NO OFFSETS EXIST LETTER FORM32